PRESS RELEASE
                   FOR RELEASE DECEMBER 19, 2003 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                       REPORTS SEPTEMBER 30, 2003 RESULTS

BCSB Bankcorp,  Inc.  (NASDAQ:  BCSB),  the holding company for Baltimore County
Savings Bank, FSB, reported $1.3 million in net income for the year ended September 30, 2003. This compares to $1.7 million reported for the prior year. The results were attributable to a decreased interest spread caused by historically low rates.

The Company reported asset growth of approximately $81 million. Total assets of September 30, 2003 reached $668 million. This compares to $587 million reported for the prior year. For the quarter ending September 30, 2003, the Company announced earnings of $44,000 as compared to $707,000 reported for the previous year's final quarter.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates sixteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)

                                                 Sept. 30, 2003            Sept. 30, 2002
                                                 ----------------------------------------
                                                            (Dollars in Thousands)
ASSETS
Cash, equivalents and time deposits                 $  23,308                $  25,803
Investment Securities                                 123,790                   49,579
Loans and Mortgage Backed Securities                  499,901                  490,719
Other Assets                                           21,199                   20,964
                                                    ---------                ---------
TOTAL ASSETS                                        $ 668,198                $ 587,065

LIABILITIES
Deposits                                            $ 551,929                $ 498,785
Borrowed Money                                         32,268                   26,968
Trust Preferred Securities                             22,500                   12,500
Other Liabilities                                      16,733                    3,507
                                                    ---------                ---------
TOTAL LIABILITIES                                   $ 623,430                $ 541,760
TOTAL STOCKHOLDERS' EQUITY                             44,768                   45,305
                                                    ---------                ---------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY             $ 668,198                $ 587,065


                      Consolidated Statements of Operations
                                   (Unaudited)

                                                        12 Months ended Sept. 30             3 Months ended Sept. 30
                                                         2003              2002                2003            2002
                                                         (Dollars in Thousands)               (Dollars in Thousands)
                                                          --------------------                 --------------------
Interest Income                                          $ 33,167     $ 28,480               $  7,638      $   8,336
Interest Expense                                           16,107       14,946                  3,881          4,021
                                                         --------     --------               --------      ---------
Net Interest Income                                      $ 17,060     $ 13,534               $  3,757      $   4,315
Provision for Loan Losses                                   1,359          509                    160            300
                                                         --------     --------               --------      ---------

Net Int. Income After Provision for Loan Losses          $ 15,701     $ 13,025               $  3,597      $   4,015
Total Non-Interest Income                                   1,587        1,053                    242            332
Total Non-Interest Expense                                 15,336       11,363                  3,910          3,303
                                                         --------     --------               --------      ---------
Income Before Income Taxes                               $  1,952     $  2,715               $    (71)     $   1,044
Income Tax Provision                                          655          984                   (115)           337
                                                         --------     --------               --------      ---------
NET INCOME (LOSS)                                        $  1,297     $  1,731               $     44      $     707
                                                         --------     --------               --------      ---------

Basic Earnings (Loss) Per Share                          $   0.23     $   0.31               $   0.01      $    0.13
                                                         --------     --------               --------      ---------

Diluted Earnings (Loss) Per Share                        $   0.22     $   0.30               $   0.01      $    0.12
                                                         --------     --------               --------      ---------
